Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of Minaro Corp. (the “Company”) on Form 10-Q for the quarter ended  July 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yulia Lazaridou, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 2 , 2020 By:	/S/ Yulia Lazaridou
Name: Yulia Lazaridou
Title: President (Principal Executive, Financial and Accounting Officer)